Exhibit 4.7

THIS WARRANT AND ANY SECURITIES THAT MAY BE ISSUED UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION (OTHER THAN PURSUANT TO RULE 144(k), PROVIDED THAT THE COMPANY HAS RECEIVED CUSTOMARY REPRESENTATIONS CERTIFYING AS TO THE AVAILABILITY OF SUCH RULE 144(k)), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

WARRANT TO PURCHASE ORDINARY SHARES

OF

Gix Internet Ltd

(the “Company”)

This Warrant is issued in connection with the Credit Line Agreement, dated June 26, 2025, by and between the Company and M.R.M. Merhavit Holdings and Management Ltd which was partially assigned to the Holder.

The Holder acknowledges that the Warrant are not transferable nor tradable on TASE and that the Ordinary Shares may be subject to mandatory lock-up pursuant to Israeli Securities Law and Regulations.

___________ (together with its successors, transferees and assigns, the “Holder”) is entitled to purchase subject to the provisions of this Warrant (this “Warrant”) from the Company, a company organized under the laws of the State of Israel, during the term of this Warrant, at the Exercise Price, ___________ Ordinary Shares, with no par value, of the Company (the “Ordinary Shares”). The shares issuable upon exercise of this Warrant and the Purchase Price per share, as adjusted from time to time pursuant to the terms of this Warrant, shall be referred to herein as the “Warrant Shares” and the “Exercise Price”, respectively.

1. EXERCISE.

1.1 Manner of Exercise. This Warrant may be exercised, in whole or in part, on one or more occasions during its term. Subject to the Vesting Schedule, this Warrant may be exercised by the surrender of this Warrant, together with the Notice of Exercise in the form attached hereto, duly completed and executed by the Holder, at the principal office of the Company or at such other office or agency as the Company may designate, accompanied by payment in full of the aggregate Exercise Price payable in respect of the Warrant Shares purchasable upon such exercise. The Exercise Price may be paid by cash or wire transfer.

1.2 Allocation Date. This Warrant shall be exercisable in full immediately upon September 9, 2025 (the “Allocation Date”)

1.3 Exercise Period. Thirty-six (36) months following the Allocation Date (the “Exercise Period”).

1.4 Vesting Schedule: This Warrant shall be exercisable in full immediately upon Allocation Date (no vesting conditions).

1.5 Exercise Price. During the first eight (8) months following the Allocation Date, the Exercise Price shall be NIS 18.00 per Warrant Share. Following the end of such eight (8) month period and until the end of the Exercise Period, the Exercise Price shall be NIS 21.00 per Warrant Share (the “Exercise Price”).

1.6 Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) business days thereafter, the Company, at its expense, will cause to be issued to the Holder and deposited in its securities bank account (in a bank with which such shares can be deposited, details of such securities account shall be included in the Notice of Exercise) the number of Warrant Shares to which such Holder shall be entitled.

2. ADJUSTMENTS.

The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

2.1 Adjustment due to technical changes in the Company’s share capital. If the number of shares in the Company changes as a result of a share split or a share consolidation (reverse split), the number of shares issuable upon exercise of the Warrants shall be adjusted on a proportional basis. Except where expressly provided otherwise, the issuance or allotment of shares of any type shall not result in an adjustment to the number of shares issuable upon such exercise.

2.2 Adjustment due to a bonus share distribution. If the Company distributes bonus shares, the number of shares issuable upon exercise shall increase or decrease by the number of shares to which the offeree would have been entitled as bonus shares had the offeree exercised the Warrant up to and including the last trading day preceding the ex-date. The Exercise Price of each Warrant shall not change as a result of the addition of such shares.

2.3 Adjustment due to a rights offering If during the term of the exercise right of the Warrants, rights to purchase any securities are offered to the Company’s shareholders by way of rights, the Company shall offer the offeree the same securities on terms identical to those offered to the shareholders, and the offeree’s holdings of Warrants shall be deemed as if they had been converted into shares.

2.4 Adjustment in respect of dividend distribution Except in connection with a distribution in kind of Viewbix Inc. shares or a distribution of the proceeds of the sale by the Company of Viewbix Inc. shares - in the event of a cash dividend distribution by the Company to all of its shareholders, including a distribution approved by a court pursuant to Section 303 of the Companies Law, or any other section applicable in this regard, and the record date for entitlement to receive such dividend (the “Record Date”) falls after the date of grant of the Warrants but before their exercise, the Exercise Price of each Warrant that has not been exercised into a Company share prior to the Record Date shall be reduced by the gross dividend amount per share distributed by the Company.

The Shares issued upon exercise shall rank pari passu in all respects with the existing ordinary shares of the Company, all as set forth in the Company’s articles of association as may be in effect from time to time. The Shares issued upon exercise shall be registered in the name of Mizrahi Tefahot Company for Registrations Ltd.

Issuance and Rights of Warrant Shares. The Warrant Shares shall be identical in their rights to the existing Ordinary Shares of the Company, all as set forth in the Company’s articles of association, as may be amended from time to time.

2.5 Notwithstanding anything to the contrary, as long as the Ordinary Shares are listed on the TASE and in accordance with the rules and guidelines of the TASE, this Warrant shall not be exercisable on the record date of distribution of bonus shares, offer by way of rights, distribution of a dividend, consolidation of capital, splitting of capital or reduction of capital (each of the aforesaid hereinafter referred to as a “Company Event”). In addition, if the ex-day of a Company Event occurs prior to the record date of such Company Event, this Warrant shall not be exercisable on the ex-day as aforesaid.

3. COVENANTS AS TO WARRANT SHARES.

The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all liens, charges, encumbrances or any other third party rights with respect to the issuance thereof, including free from all preemptive rights of any shareholder other than restrictions on transfer under the Israeli Securities Law and liens or encumbrances created by or imposed by the Holder.

The Warrant Shares (and any transfer thereof) are subject to the blocking/lock-up provisions under Section 15 of the Israeli Securities Law, 5728-1968, and the Securities Regulations (Details with regard to Sections 15A to 15C of the Law), 5760-2000.

4. TRANSFER.

4.1 This Warrant may not be transferred, in whole or in part, and is not tradable, and shall not be listed for trading on the TASE or any other exchange; provided, however, that the Holder may transfer this Warrant, in whole or in part, with the prior written consent of the Company. Any transfer permitted under this Section 4.1 shall be (i) subject to and effected in compliance with all applicable securities laws and regulations (including the Israeli Securities Law and the Securities Regulations (Details with regard to Sections 15A to 15C of the Law), 5760-2000), (ii) subject to the transferee’s written agreement to be bound by all of the terms and conditions of this Warrant.

4.2 The Company will maintain a register containing the names and addresses of the Holder(s) of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5. NO IMPAIRMENT.

The Company will not, by amendment of its charter documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, sale of assets, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be reasonably necessary or appropriate in order to protect the rights and the economic interests of the Holder against impairment.

6. TERMINATION.

This Warrant and the right to purchase securities upon exercise hereof shall terminate at 5:00 p.m. Israel Time at the end of the Exercise Period.

7. RESERVATION OF SHARES.

The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such Warrant Shares.

8. REPLACEMENT OF WARRANTS.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company and a lost of Warrant affidavit, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor, dated as of the date hereof. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its share transfer agent, if any, for other warrants of different denominations entitling the holders thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder.

9. MISCELLANEOUS.

9.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Warrant and the intentions of the parties as reflected thereby.

9.2 Entire Agreement. This Warrant constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among any of the parties hereto, with respect to the subject matter hereof (with no concession being made as to the existence of any such prior agreements or understandings).

9.3 Amendment; Waiver. Any term of this Warrant may be amended only with the written consent of the Company, and the Holder.

9.4 Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with to the laws of the State of Israel, disregarding its conflict of laws rules. Any dispute arising under or in relation to this Warrant shall be resolved exclusively in the competent court located in Tel Aviv-Jaffa, Israel and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court. Each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the abovementioned courts in the event any dispute arises out of this Warrant or the transactions contemplated by this Warrant, (ii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from the abovementioned court, (iii) agrees that it shall not bring any action relating to this Warrant or the transactions contemplated by this Warrant in any court other than the abovementioned court, and (iv) irrevocably consents to service of process in the manner provided by Section 9.5 or as otherwise provided by applicable law.

9.5 Notices. All notices and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) when delivered, if sent by personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile (with electronic confirmation of delivery) on a business day and during normal business hours of the recipient, and otherwise on the first business day in the place of the recipient; (iii) five (5) business days after having been sent, if sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written confirmation of receipt. All communications shall be sent to the respective parties at their address or contact details as set forth below, or to such address or contact details as subsequently modified by written notice given in accordance with this Section 9.5.

If to the Company:	Gix Internet Ltd. HaNechoshet St., Building B, 7th Floor Tel Aviv 6971068 Israel Attention: Amihay Hadad, CFO Telephone: Facsimile: E-mail: amihay@gix-internet.com

If to the Holder:	to the address set forth on the signature page

9.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Warrant upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party to this Warrant, shall be cumulative and not alternative.

9.7 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Agreement shall be enforceable in accordance with its terms and interpreted so as to give effect, to the fullest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

9.8 Counterparts. This Warrant may be executed in one or more counterparts, all of which together shall constitute one and the same instrument, binding and enforceable against the parties so executing the same; it being understood that all parties need not sign the same counterpart. Counterparts may also be delivered by facsimile or email transmission (in pdf format or the like, or signed with docusign, e-sign or any similar form of signature by electronic means) and any counterpart so delivered shall be sufficient to bind the parties to this Warrant, as an original.

9.9 No Rights as Shareholder. Except as set forth herein, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to the exercise of this Warrant, and then solely with respect to such Warrant Shares which have been purchased upon such exercise.

9.10 No Fractional Interest. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares that would otherwise be issuable, the number of shares shall be rounded up to the nearest whole number.

- Signature page follows -

This WARRANT TO PURCHASE ORDINARY SHARES OF Gix Internet Ltd is executed as of the date first set forth above.

Gix Internet Ltd

By:
Name:	Amitay Weiss
Title:	CEO

Acknowledged and Agreed to:

HOLDER

By:
Name:
Title:

Address:

Fax:

E-mail:

NOTICE OF EXERCISE

To: Gix Internet Ltd

Date: [   ]

The undersigned, pursuant to the provisions set forth in the attached WARRANT TO PURCHASE ORDINARY SHARES OF Gix Internet Ltd, hereby irrevocably elects to purchase Warrant Shares covered by such Warrant and herewith makes payment of $______, representing the full purchase price for such shares at the price per share provided for in such Warrant (as adjusted from time to time pursuant to the terms of this Warrant).

Please issue the Warrant Shares to the following securities account:

Bank:

Branch:

Account no.:

In the name of (if not the undersigned):

If the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant shall be registered in the name of the undersigned or as otherwise indicated below and delivered to the address stated below:

Name:

Address:

ID or Social Security No.:

(Date)	(Print Name)

(Signature)